Execution Version

Exhibit 10.39

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of November 27, 2020 (the “Effective Date”), by and among Sage Therapeutics, Inc., a Delaware corporation (the “Company”), and Biogen MA Inc., a Massachusetts corporation (“Purchaser”).  The Company and Purchaser are each referred to as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, pursuant to this Agreement, the Company shall issue and sell to Purchaser shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which shares shall be issued in accordance with the terms of this Agreement; and

WHEREAS, the Purchaser shall purchase the Shares under the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

AGREEMENT:

1.PURCHASE AND SALE

1.1Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, 6,241,473 shares of Common Stock (the “Shares”) for an aggregate purchase price of six hundred forty-nine million nine hundred ninety-nine thousand nine hundred and eighty dollars and forty-eight cents ($649,999,980.48) (the “Purchase Price”), representing a price per share of $104.14208, which amount is equal to 140% of the daily volume-weighted average per share price of the Common Stock on the Principal Market (as defined below) over the 30 Trading Day (as defined below) period ending on and including the last Trading Day prior to the Effective Date) as reported by Bloomberg Financial L.P.  At the Closing, the Purchaser will pay the Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchaser at least three (3) Trading Days prior to the Closing, and the Company shall instruct Computershare Trust Company, N.A. or any successor thereto (the “Transfer Agent”) to register the issuance of the Shares via book entry.

All numbers of shares and dollar amounts set forth in this Agreement are subject to appropriate adjustment in the event of any stock split, stock dividend, recapitalization, merger,

consolidation, or similar event affecting such shares.

For purposes of this Agreement, a “Trading Day” shall mean each day on which the Principal Market is open for trading, and the “Principal Market” shall mean The Nasdaq Global Market (or any nationally recognized successor thereto).

1.2Closing. The closing of the sale of the Shares (the “Closing”) shall be held at 12:00 PM Eastern Time on the fifth (5th) Trading Day after the satisfaction of the conditions set forth in Sections 4 and 5 (the “Closing Date”).

1.3Company Deliverables.  At the Closing, the Company shall deliver to the Purchaser:

(a)a duly executed cross-receipt in form and substance reasonably satisfactory to each Party (the “Cross-Receipt”);

(b)a certificate in form and substance reasonably satisfactory to the Purchaser and duly executed on behalf of the Company by an authorized officer of the Company, certifying that the conditions to Closing set forth in Section 4 of this Agreement have been fulfilled;

(c)an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated as of the Closing Date, in a form reasonably satisfactory to the Purchaser; and

(d)a certificate of the secretary of the Company dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the board of directors of the Company (the “Board of Directors”) authorizing the execution, delivery and performance of this Agreement and the Collaboration and License Agreement, dated as of the Effective Date, between the Company and Purchaser (the “Collaboration Agreement”) and the transactions contemplated respectively herein and therein and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby as of the Closing Date.

1.4Purchaser Deliverables.  At the Closing, the Purchaser shall deliver to the Company:

(a)a duly-executed Cross-Receipt; and

(b)a certificate in form and substance reasonably satisfactory to the Company and duly executed on behalf of the Purchaser by an authorized officer of the Purchaser, certifying that the conditions to Closing set forth in Section 5 of this Agreement have been fulfilled.

2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that, subject to exceptions and disclosures set forth in any part or subpart of the Company disclosure schedule (the “Company Disclosure Schedule”) corresponding to the particular Section or subsection of this Section 2, or any exceptions or disclosures set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording or any such exception or disclosure that such exception or disclosure is applicable to qualify such representation or warranty, the statements contained in this Section 2 are true and correct.

2.1Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as it is described in the SEC Filings (as defined below). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any event, circumstance, change or effect, individually or in the aggregate: (a) that is materially adverse to the business, operations, properties or financial condition of the Company, or (b) that materially impairs the Company’s ability to perform its obligations pursuant to the transactions contemplated by this Agreement or the Collaboration Agreement; provided that none of the following shall be taken into account in determining whether there is a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock, in and of themselves; (ii) any event, circumstance, change or effect in the industries in which the Company or its subsidiaries operates or the United States or European economy generally, in financial markets or in political conditions generally; (iii) any act of terrorism, military action or war (whether or not declared), national or international calamity or similar event, any natural disasters, acts of God or comparable events, epidemic, pandemic or disease outbreak (including the COVID-19 virus), or any escalation or worsening thereof; (iv) any event, circumstance, change or effect arising from or relating to any change in legal requirements or generally accepted accounting principles in the United States (“GAAP”) (or interpretations of any legal requirements thereof); (v) any study results from clinical trials or preclinical/non-clinical trials of the Company’s drug candidates; or (vi) any change or effect attributable to the consummation of the transactions contemplated hereby or by the Collaboration Agreement, or the public announcement of the execution of, this Agreement or the Collaboration Agreement (provided any such public announcement is not in breach of this Agreement or the Collaboration Agreement); provided, that, in the case of each of (ii), (iii) and (iv), solely to the extent that such effects do not have and are not reasonably likely to have a material disproportionate impact on the Company relative to other companies operating in the Company’s industry.

2.2Capitalization.

(a)The authorized capital stock of the Company is as set forth in the SEC Filings.  As of October 29, 2020 (the “Reference Date”): (i) 52,044,663 shares of Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights; (ii) 8,296,925 shares of Common Stock were issuable (and such number was reserved for issuance) upon exercise of outstanding options to purchase Common Stock or upon settlement of outstanding restricted stock units payable in Common Stock (the “Equity Awards”) outstanding as of such date; and (iii) no shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), were issued and outstanding.  The Company has not issued any capital stock since the Reference Date other than shares duly issued pursuant to Equity Awards and other awards approved pursuant to Company equity incentive plans or agreements described in the SEC Filings.

(b)The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities Law and any rights of Third Parties (as defined below).  The Shares to be issued in connection with this Agreement, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, will not be in violation of any preemptive rights and will be free and clear of all liens, charges, restrictions, claims, rights of first refusal and encumbrances except as set forth in this Agreement and the Company’s certificate of incorporation, bylaws and documents of similar substance (the “Governing Documents”). The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (as defined below) (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  For purposes of this Agreement, “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority (as defined below), or any other similar entity.

(c)All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(d)The Company is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of the Company or the giving of written consents by a stockholder or director of the Company other than agreements entered into in the ordinary course of business and that are not required to be filed as an exhibit to the SEC Filings.

2.3Authorization; Enforceability.

(a)The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof.

(b)All corporate action on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and the issuance and sale by the Company of the Shares hereunder has been taken.  This Agreement has been duly executed by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally or by equitable principles and (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Equitable Exceptions”). No action on the part of the Company’s stockholders is necessary for the authorization, execution, delivery or performance of the Company’s obligations hereunder.

2.4SEC Filings; Financial Statements.

(a)Since January 1, 2019, the Company has timely filed with or furnished to the Securities and Exchange Commission (the “SEC”) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed by it under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be (collectively, the “SEC Filings”). Each SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended, as of the date of the last such amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such SEC Filing, and (ii) did not, at the time it was filed (or at the time it became effective in the case of registration statements), or, if amended, as of the date of the last such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by the Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each presented fairly, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated subsidiaries of the Company as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)The Company has implemented and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with GAAP for external purposes and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements.

(d)The Company has implemented and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms.  The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 promulgated under the Exchange Act.

2.5No Conflict; Required Filings and Consents.

(a)The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the Governing Documents, (ii) assuming that all consents, approvals, authorizations and permits described in the Collaboration Agreement have been obtained, conflict with or violate any Law in any material respect applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) in any material respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act) of the Company.

(b)The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any federal, national, foreign, supranational, state, provincial, municipal, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction (“Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Company of the issuance and sale of the Shares, other than (i) (A) the HSR Conditions (as defined below), (B) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (C) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance and sale of the Shares and the listing of the Shares thereon in the time and manner required thereby, (D) any filing required by the Collaboration Agreement, and (E) those that have been made or obtained prior to the date of this Agreement, or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.6Litigation. Other than as set forth in the SEC Filings, there is no action, suit, proceeding or investigation pending (of which the Company has received notice or otherwise has knowledge) or, to the Company’s knowledge, threatened against the Company or which the Company intends to initiate, except where such action, suit, proceeding or investigation, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

2.7Licenses and Other Rights; Compliance with Laws. The Company has all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit it to own its properties and to conduct its business as presently conducted and is in compliance thereunder, except where the lack of which or the failure to be in compliance thereunder would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, the Company has not taken any action that would interfere with its ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not reasonably be expected to have a Material Adverse Effect. The Company is and has been in compliance with all Laws applicable to its business, properties and assets, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

2.8Intellectual Property.

(a) The trademarks, trade names, trade dress, service marks, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, and any other similar intellectual property rights (“Intellectual Property”) that are owned by the Company or its subsidiaries are owned free from any liens or restrictions.  All of the Company’s material licenses, permits, authorizations, approvals, contracts or consents granted, issued by or with any person relating to the use of Intellectual Property (“Intellectual Property Licenses”) are in full force and effect in accordance with their terms, and neither the Company, nor to the Company’s knowledge, any other party thereto, is in material breach of any such material Intellectual Property License.  No event has occurred that (i) with notice or lapse of time or both would constitute a breach or default of any such material Intellectual Property License, (ii) would result in the termination thereof, or (iii) would cause or permit the acceleration or other change of any right or obligation or the loss of any benefit thereunder by the Company or its subsidiaries, except (1) in the case of each of (i)-(iii) above as would not reasonably be expected to have a Material Adverse Effect, or (2) as set forth in any such Intellectual Property License. Except as set forth in the SEC Filings, there is no legal claim or demand of any person pertaining to, or any proceeding that is pending (of which the Company has received notice or otherwise has knowledge) or overtly threatened in writing, (i) challenging the right of the Company in respect of any Intellectual Property of the Company, or (ii) claiming that any default exists under any Intellectual Property License, except, in the case of each of (i) and (ii) above, where any such claim, demand or proceeding would not reasonably be expected to have a Material Adverse Effect.

(b)Except as set forth in the SEC Filings: (i) to the knowledge of the Company, the Company or its subsidiaries own, free and clear of any lien or encumbrance, or have a valid license, or an enforceable right to use, as it is used or held for use, all U.S. and non-U.S. patents, trade secrets, know-how, trademarks, service marks, copyrights, and other proprietary and intellectual property rights, and all grants and applications with respect to the foregoing (collectively, the “Proprietary Rights”) necessary for the conduct of the Company’s business, except where the failure to own or have any of the foregoing would not reasonably be expected to have a Material Adverse Effect (such Proprietary Rights owned by or licensed to the Company collectively, the “Company Rights”); and (ii) the Company and its subsidiaries have taken reasonable measures to protect the Company Rights, consistent with prudent commercial practices in the biotechnology industry, except where failure to take such measures would not reasonably be expected to have a Material Adverse Effect.

2.9Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance with the requirements of the Principal Market for continued listing of the Common Stock thereon and has not received any notification that the Principal Market is contemplating terminating such listing. The issuance and sale of the Shares hereunder does not contravene the rules of the Principal Market.

2.10Offering Exemption. Based in part on the representations of Purchaser set forth in Section 3.2 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act and are exempt from the qualification or registration requirements of applicable state securities Laws. Neither the Company nor its Affiliates (as defined below), nor any agent on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Shares, (ii) has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any Person or Persons so as to bring the sale of the Shares by the Company within the registration provisions of the Securities Act or any state securities Laws or (iii) has issued any shares of Common Stock or shares of any series of Preferred Stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to Purchaser for purposes of the Securities Act or of any applicable shareholder approval provisions, including, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or Affiliates take any action or steps that would require registration of any of the Shares under the Securities Act.

2.11Brokers or Finders. The Company has not retained any brokers, consultants or advisors in connection with this Agreement, and has no agreements to pay any commission or compensation in the nature of a finder’s or broker’s fee arising out of this Agreement or the transactions contemplated hereby.

2.12Not an Investment Company. The Company is not, and solely after receipt of the Purchase Price, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.13Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Filings, except as specifically set forth in a subsequent SEC Filing filed at least one Trading Day prior to the date of this Agreement: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not authorized, declared or made any dividend or distribution of cash or other property to the holders of its Common Stock or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iii) the Company has not sold, transferred or otherwise disposed of any of its material assets or rights, and (iv) the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy Laws or any other Laws of the United States or any other jurisdiction.  The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance and sale of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws if the Company were publicly offering securities pursuant to an effective registration statement under the Securities Act at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

3.REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company that the statements contained in this Section 3 are true and correct.

3.1Authorization; Enforceability. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement. All corporate action on the part of Purchaser and, as applicable, its directors, officers, and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement has been taken. This Agreement has been duly executed by Purchaser and constitutes the valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by the Equitable Exceptions.

3.2Investor Representations.

(a)The Shares acquired by Purchaser hereunder will be acquired by Purchaser for its own account for investment purposes and not with a view to distribution in violation of the Securities Act. Purchaser does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares acquired by Purchaser hereunder.

(b)Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

(c)Purchaser understands that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”), which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d)Purchaser acknowledges and agrees that it can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser has been furnished with materials relating to the offer and sale of the Shares that have been requested by Purchaser, and Purchaser has had the opportunity to review the SEC Filings. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.  The foregoing, however, does not modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in Section 2 of this Agreement.

(e)Purchaser has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby that would impose any liability of the Company.

(f)Purchaser is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties of the Company set forth in Section 2, subject to the exceptions to such representations and warranties set forth in the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by this Agreement and Purchaser understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

3.3Beneficial Ownership. Other than with respect to the Shares that the Purchaser may acquire hereunder, Purchaser does not “beneficially own” (as defined in Regulation 13D-G under the Exchange Act) any Common Stock, including any securities convertible into or exchangeable for Common Stock (including any such securities that cannot be converted or exchanged for more than 60 days from the date hereof).

4.CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of Purchaser under this Agreement to purchase and pay for the Shares are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

4.1Representations and Warranties.  The representations and warranties made by the Company in Section 2.1 (Organization and Qualification), Section 2.2 (Capitalization), Section 2.3 (Authorization; Enforceability), Section 2.10 (Offering Exemptions), Section 2.11 (Brokers or Finders), and Section 2.12 (Not an Investment Company) will be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date.  The representations and warranties made by the Company in Section 2, other than those in Section 2.1, Section 2.2, Section 2.3, Section 2.10, Section 2.11, and Section 2.12 will be true and correct in all respects, as of the Closing Date (except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct as of such other date), other than inaccuracies that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (disregarding all qualifications and exceptions contained in such representations and warranties relating to materiality or Material Adverse Effect).

4.2Covenants.  All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

4.3Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all Laws and regulations to which Purchaser and the Company are subject. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

4.4HSR Clearance.  The HSR Conditions have been satisfied.

4.5Transfer Agent Instructions. The Company shall have delivered to the Transfer Agent irrevocable written instructions to issue the Shares purchased at the Closing to Purchaser in a form and substance acceptable to such Transfer Agent.

4.6Listing Qualification.  The Principal Market shall have completed its review of the applicable listing of additional shares application and raised no objection to the consummation of the transactions contemplated by this Agreement.

4.7Collaboration Agreement. The Company shall have duly executed the Collaboration Agreement and it shall be in full force and effect.

4.8Closing Deliverables. All closing deliverables as required under Section 1.3 shall have been delivered by the Company to Purchaser.

5.CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company under this Agreement to sell and issue to Purchaser the Shares are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

5.1Representations and Warranties.  The representations and warranties made by Purchaser in Section 3 will be true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date.

5.2Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all Laws and regulations to which Purchaser and the Company are subject. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

5.4HSR Clearance.  The HSR Conditions have been satisfied.

5.5Consideration. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased in the Closing hereunder.

5.6Collaboration Agreement. The Purchaser shall have duly executed the Collaboration Agreement and it shall be in full force and effect.

5.7Closing Deliverables. All closing deliverables as required under Section 1.4 shall have been delivered by the Purchaser to the Company.

6.COVENANTS

6.1Sale of Shares.  Purchaser covenants and agrees as follows:

(a)Without the prior written consent of the Company, during the period commencing on the Closing Date and, subject to the terms set forth herein, ending eighteen (18) months after the Closing (the “Initial Holding Period”), Purchaser will not, and will cause its Permitted Transferees (as defined below) not to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, in cash or otherwise.

(b)During the period commencing on the day after the expiration of the Initial Holding Period and, subject to the terms set forth herein, ending on the two (2) year anniversary of the Closing (the “Partial Holding Period”), subject to the limitations in Section 6.1(d), Purchaser and its Permitted Transferees may take any of the actions set forth in Section 6.1(a)(i) and Section 6.1(a)(ii) with respect to up to an aggregate of [**]% of the Shares, including the transfer, sale or other disposal of such Shares.   Each of the Initial Holding Period and the Partial Holding Period are referenced in this Agreement as a “Holding Period.”

(c)During the period beginning the day after the expiration of the Partial Holding Period and ending on the date one (1) year from the expiration date of the Partial Holding Period (the “Fall-Away Period”), subject to the limitations in Section 6.1(d), Purchaser and any of its Permitted Transferees may transfer, sell or otherwise dispose of any or all of the Shares held by Purchaser or any of its Permitted Transferees, as applicable.

(d)During the Partial Holding Period and the Fall-Away Period, when selling the Shares on the open market or in a block trade, Purchaser and its Permitted Transferees collectively shall be permitted to sell an amount of shares in a single Trading Day not to exceed [**]% of the average daily volume of the Common Stock as traded on the Principal Market for the previous [**] prior to such date (the “Volume Limitation”); provided, further, that, Purchaser shall not, and shall cause its Permitted Transferees not to, intentionally sell such Shares in a block trade to any Person that Purchaser or such Permitted Transferee knows (after reasonable inquiry) is a Competitor (as defined below) of the Company.  For the purposes of this Agreement, a “Competitor” shall mean any operating company with a biopharmaceutical business, or any other Person that directly or indirectly beneficially owns a majority of the voting securities of or voting interests in such a company, or any direct or indirect majority-owned subsidiary of such a company or of such a Person. Notwithstanding the foregoing, this Section 6.1(d) will not preclude, and the

Volume Limitation shall not apply to, sales of the Shares by Purchaser (i) pursuant to Section 6.1(h) or (ii) as part of an Underwritten Offering (as defined below) or a Piggyback Registration after Purchaser has exercised any of its registration rights set forth in Section 6.2.

(e)Notwithstanding the foregoing Sections 6.1(a), 6.1(b), 6.1(c), and 6.1(d), Purchaser may transfer such Shares to a Permitted Transferee; provided that in the case of any transfer or distribution pursuant to and in accordance with the terms of this Section 6.1(e) during a Holding Period or the Fall-Away Period, each Permitted Transferee shall sign and deliver a lock-up letter with terms substantially similar to the terms of this Section 6.1.  For the purposes of this Agreement, “Permitted Transferee” shall mean (i) a controlled Affiliate of Purchaser that is wholly owned, directly or indirectly, by Purchaser, or (ii) a controlling Affiliate of Purchaser (or any controlled Affiliate of such controlling Affiliate) that wholly owns, directly or indirectly, Purchaser, or the acquiring Person in the case of a Change of Control of Purchaser (replacing references to “Company” with “Purchaser” in the definition of “Change of Control”); it being understood that for purposes of this definition “wholly owned” shall mean an Affiliate in which Purchaser owns, or an Affiliate that owns, as applicable, directly or indirectly, at least ninety-nine percent (99%) of the outstanding capital stock of such Affiliate or Purchaser, as applicable.

(f)Purchaser acknowledges that the Company may issue stop-transfer instructions to its transfer agent with respect to any proposed sale, pledge, or transfer not in compliance with the conditions specified in this Agreement.

(g)Each certificate, instrument, or book entry representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of this clause (g)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Purchaser consents to the Company making a notation in its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer set forth herein.  The Company shall cause the legends set forth in this Section 6.1(g) to be removed from any certificate evidencing the Shares (or if the Shares are held in book-entry form, any restrictions on transfer noted with respect thereto shall be removed) no later than two (2) Business Days from receipt of a request from Purchaser following the expiration of the Partial Holding Period or such earlier date on which the restrictions on dispositions of the Shares terminates in accordance with this Agreement, if: (i) such securities have been resold under an effective registration statement under the Securities Act, (ii) such securities have been or will be transferred in compliance with Rule 144 under the Securities Act, (iii) such securities are eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act or (iv) the Investor shall have provided the Company with an opinion of counsel, reasonably satisfactory to the Company, stating that such securities may lawfully be transferred without registration under the Securities Act.

(h)Notwithstanding any other provision of this Section 6.1, this Section 6.1 shall not prohibit or restrict any disposition of Common Stock by Purchaser (i) to the Company, (ii) in connection with a Change of Control of the Company (as defined below), or (iii) in connection with (A) a bona fide tender offer by a Person other than Purchaser or the Company or (B) an issuer tender offer by the Company; provided, that in the event that any such tender offer is not completed, the Shares shall remain subject to the restrictions contained in this Section 6.1. For the purposes of this Agreement, a “Change of Control” means the transfer, in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of shares of capital stock of the Company if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least a majority of the outstanding voting securities of the Company (or the surviving entity).

6.2Registration Rights.

(a)Demand Registration Rights.

(i)Short-Form Registration.  At any time within the [**] period following the expiration of the Initial Holding Period (such period, the “Registration Period”), when the Company is eligible to use Form S-3, Purchaser shall be entitled to request, and the Company shall use commercially reasonable efforts to cause, registration under the Securities Act of the resale of all or part of the Registrable Shares (as defined below) that are no longer subject to a Holding Period under Section 6.1 of this Agreement, on Form S-3 or any similar short-form registration statement (a “Short-Form Demand Registration Statement”); provided, however, that with respect to any request under this Section 6.2(a)(i), so long as the market value of all remaining Registrable Shares at the time of the request exceeds the lesser of (i) $[**] or (ii) 100% of the aggregate Purchase Price of the Shares issued and sold under this Agreement, in each case based on the then-current market price of the Common Stock (such lesser amount, the “S-3 Floor”), such request shall cover Registrable Shares worth at least the S-3 Floor. Upon receipt of a written request for a Short-Form Demand Registration, the Company will use its commercially reasonable efforts to (i) cause the Short-Form Demand Registration Statement to be filed with the Commission as soon as practicable, but in no event more than [**], after receiving the request and (ii) effect the registration under the Securities Act. A registration requested pursuant to this Section 6.2(a)(i) is referred to herein as a “Short-Form Demand Registration.”

(ii)Shelf Registration.

A.At any time the Company is eligible to use a Short-Form Demand Registration Statement and within the Registration Period, Purchaser shall be entitled to request that the Company file a shelf registration statement on Form S-3 (provided that in the event the Company is a well-known seasoned issuer as defined by Rule 405 promulgated under the Securities Act at the time of the filing of such registration, such registration will be an automatic shelf registration statement), to register the resale of all or part of the Registrable Shares that are no longer subject to a Holding Period under Section 6.1 of this Agreement, pursuant to Rule 415 promulgated under the Securities Act (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed incorporated by reference, if any, in such shelf registration statement) (the “Shelf Registration Statement” and, together with the Short-Form Demand Registration Statement, the “Demand Registration Statements”). A registration requested pursuant to this Section 6.2(a)(ii)(A), including a shelf takedown from a Shelf Registration Statement, is referred to herein as a “Shelf Demand Registration” (and, together with the Short-Form Demand Registration, the “Demand Registrations”).

B.The Company shall use commercially reasonable efforts to cause the Shelf Registration Statement to (i) be filed with the Commission as soon as practicable, but in no event more than [**], after receiving the Shelf Demand Registration request and (ii) become or be declared effective by the Commission as soon as practicable after such filing, and shall use commercially reasonable efforts to keep the Shelf Registration Statement effective, from the date such Shelf Registration Statement becomes effective until the earlier to occur of (x) the first date as of which all of the Registrable Shares included in the Shelf Registration Statement have been sold or (y) [**] after such date of effectiveness.

C.Purchaser shall be limited to an aggregate total of [**] Demand Registrations; provided (i) the number of shelf takedowns that are not Underwritten Offerings shall not be limited, and (ii) subject to Section 6.2(a)(vi), each Demand Registration shall be an Underwritten Offering if Purchaser so advises the Company as a part of its request to file a Demand Registration Statement.  For the purposes of this Agreement, an “Underwritten Offering” shall mean an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters.

(iii)Payment of Expenses for Demand Registrations.  The Company will pay all Registration Expenses (as defined below) for the Demand Registrations permitted under Sections 6.2(a)(i) and 6.2(a)(ii).  Other than as provided by this Section 6.2(a)(iii) and Section 6.2(c), a registration will not count as a Demand Registration until the registration statement has become effective and, with respect to an underwritten shelf takedown, the prospectus supplement for such offer has been filed with the Commission; provided, however that if Purchaser fails to reimburse the Company for reasonable and documented Registration Expenses with respect to a withdrawn Demand Registration in accordance with Section 6.2(c), Purchaser shall forfeit such withdrawn Demand Registration.

(iv)Priority.  In the case of an Underwritten Offering, if the managing underwriters with respect to a Demand Registration advise the Company in writing that, in their opinion, the inclusion of the number of Registrable Shares and other securities to be included in such underwritten offering creates a substantial risk that the price per share will be materially reduced, the number of securities that in the opinion of such underwriters can be sold without creating such risks shall be allocated to Purchaser on a pari passu basis with each other holder of other securities having registration rights, on a pro rata basis based on the total number of securities held by such Person.  Notwithstanding the foregoing, in no event will a Demand Registration pursuant to Sections 6.2(a)(i) and 6.2(a)(ii) count as a Demand Registration for purposes of Section 6.2(a)(ii)(C) unless (i) all Registrable Shares requested to be registered in such Demand Registration by Purchaser are, in fact, registered in such registration if the offering is not underwritten, or (ii) at least [**] percent ([**]%) of all Registrable Shares requested to be registered in such Demand Registration by Purchaser are, in fact, registered in such registration if the offering is underwritten.

(v)Restrictions.

A.The Company will not be obligated to effect any Demand Registration within [**] after the effective date of (i) a previous Demand Registration Statement; or (ii) a previous Piggyback Registration Statement (as defined below) under which the Stockholder requesting the Demand Registration had piggyback rights pursuant to Section 6.2(b) below wherein Purchaser was permitted to register and sold at least [**]% of the Registrable Shares included in such Piggyback Registration Statement (as defined below).  Further, the Company will not be obligated to effect any Demand Registration pursuant to this Section 6.2(a) if the requested Demand Registration Form is not available for such offering contemplated by Purchaser or if the Company would be required to qualify to do business or to execute a general consent to service of process in any particular jurisdiction where it is not already so qualified in effecting such registration.

B.The Company may postpone the filing of a Demand Registration Statement for a reasonable “blackout period” not in excess of [**] (and the time periods with respect to filing or effectiveness thereof shall be tolled correspondingly), if (i) the Board of Directors determines in good faith that such registration or offering would be reasonably likely to materially interfere with a bona fide business, financing or business combination transaction of the Company or is reasonably likely to require premature disclosure of material non-public information, which premature disclosure could materially and adversely affect the Company, (ii) such registration would require the Company to recast its historical financial statements or prepare pro forma financial statements, acquired business financial statements or other information, with which requirement the Company is reasonably unable to comply, or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act.

(vi)Selection of Underwriters.  In connection with any underwritten Demand Registration, Purchaser shall have the right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter; provided that the selection of such investment banker or bankers and managers shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(b)Piggyback Registrations.

(i)Right to Piggyback.  At any time during the Registration Period, whenever the Company proposes to register the issuance or sale of any of its Common Stock under the Securities Act for its own account or otherwise (including the registration of shares of Common Stock on behalf of other holders), and the registration form to be used may be used for the registration of the resale of Registrable Shares (each, a “Piggyback Registration”) (except for the registrations on Form S-8 or Form S-4 or any successor form thereto) (a “Piggyback Registration Statement”), the Company will give written notice, at least [**] prior to the proposed filing of such registration statement, to Purchaser of its intention to effect such a registration and will use commercially reasonable efforts to include in such registration all Registrable Shares that are no longer subject to a Holding Period under Section 6.1 of this Agreement (in accordance with the priorities set forth in Sections 6.2(b)(ii) and (b)(iii) below) with respect to which the Company has received written requests for inclusion, which request shall specify the number of such Registrable Shares desired to be registered and be delivered within [**] after the delivery of the Company’s notice.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration Statement at any time in its sole discretion.

(ii)Priority on Primary Registrations.  If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the managing underwriter(s) thereof advise the Company in writing that a limitation on the number of shares of Common Stock which may be included in the registration statement is necessary because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the managing underwriter(s) and the Company may exclude only such number of securities (including Registrable Shares) from the registration and the underwriting that the managing underwriter(s) advise the Company is necessary to facilitate public distribution, and the number of securities that may be included in such registration and underwriting shall include: (i) first, any securities that the Company proposes to sell, and (ii) second, pari passu among Purchaser and each other holder of other securities having registration rights that has requested securities be included in such registration, on a pro rata basis based on the total number of Registrable Shares held by Purchaser and the total number of any other securities held by other holders having registration rights.

(iii)Priority on Secondary Registrations.  If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities and the managing underwriter(s) thereof advise the Company in writing that a limitation on the number of shares of Common Stock which may be included in the registration statement is necessary because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the managing underwriter(s) and the Company, the Company will include in such registration the maximum aggregate number of Registrable Shares requested to be included therein by Purchaser and other registrable securities requested to be included therein by other holders having registration rights that the managing underwriter(s) advise the Company can be included such that no further limitation is necessary to facilitate public distribution, on a pro rata basis based on the total number of Registrable Shares held by Purchaser hereunder and the total number of registrable securities held by such other holders having registration rights.

(iv)Selection of Underwriters.  In connection with any underwritten Piggyback Registration initiated by the Company, the Company shall have the sole and exclusive right to (i) determine the plan of distribution and (ii) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter. If Purchaser disapproves of the terms of any such underwriting, Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least three (3) days prior to the effective date of the registration statement.

(v)Payment of Expenses for Piggyback Registrations.  The Company will pay all Registration Expenses for the Piggyback Registrations under this Section 6.2(b).

(c)Registration Expenses.  Other than as provided by Section 6.2(a)(iii), the Company will pay all expenses incurred by the Company incident to the Company’s registration obligations under this Agreement, including: all registration and filing fees; fees and expenses of compliance with securities or blue sky Laws; fees and expenses associated with listing the Registrable Shares on any securities exchange or market; fees and expenses incurred in connection with the Financial Industry Regulatory Authority (FINRA) and rating agencies; costs and expenses related to analyst and investor presentations and “roadshows”; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Company; fees and disbursements of the Company’s registered public accounting firm (including with respect to “comfort letters”); reasonable fees and disbursements of all other Persons retained by the Company; and any other fees and disbursements customarily paid by issuers of securities (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Company and Purchaser, underwriting discounts, commissions, transfer taxes and underwriter fees and disbursements (in connection with an underwritten Demand Registration) relating to the Registrable Shares will be borne by Purchaser.  Notwithstanding the foregoing, if a request for Demand Registration for which the Company is obligated to pay all Registration Expenses pursuant to Section 6.2(a)(iii) and this Section 6.2(c)(i) is subsequently withdrawn at the request of Purchaser, Purchaser shall forfeit such Demand Registration unless Purchaser pays (or reimburses the Company) for all reasonable and documented Registration Expenses with respect to such withdrawn Demand Registration; provided that if, at the time of such withdrawal, Purchaser shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to Purchaser at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then Purchaser shall not be required to pay any of such expenses and shall not forfeit its right to such Demand Registration.

(d)Registrable Shares.  For the purposes of this Section 6.2, “Registrable Shares” shall mean the Shares held by Purchaser including any shares of Common Stock paid, issued or distributed in respect of any such Shares by way of stock dividend, stock split or distribution, or in connection with a combination of shares, recapitalization, reorganization, merger or consolidation, or otherwise, but excluding shares of Common Stock acquired in the open market before or after the date hereof, provided, however, that the Shares will cease to be “Registrable Shares” when the Shares have been sold pursuant to an effective registration statement or distributed to the public pursuant to Rule 144 (or any successor provision then in effect).

6.3Notifications.

(a)Prior to the Closing, the Company will promptly advise Purchaser in writing of any notice or other communication from any Third Party alleging that the consent of a Third Party is required in connection with the transactions contemplated by this Agreement.

(b)Prior to the Closing, each Party shall promptly notify the other of any action, suit or proceeding that is instituted or specifically threatened in writing against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

6.4Standstill.  During the period commencing on the Effective Date and ending on the earliest of:  (i) the Standstill Termination Date (as defined below), (ii) the date on which any Third Party unaffiliated with Purchaser commences a tender offer or exchange offer for more than 50% of the Company’s outstanding Common Stock, and (iii) the date the Company publicly announces its intent to consummate a Change of Control (the “Standstill Period”), neither the Purchaser nor any of Purchaser’s Representatives will, in any manner, directly or indirectly:

(a)make, effect, initiate or cause (i) any acquisition of beneficial ownership, directly or indirectly, of any securities of the Company or any securities of any subsidiary of the Company other than as contemplated in Section 1.1, (ii) any acquisition of any assets of the Company or any assets of any subsidiary of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary of the Company or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the SEC) or consents with respect to any securities of the Company; provided that any investment in third-party mutual funds or other similar passive investment vehicles that hold interests in securities of the Company or any of its subsidiaries shall not be taken into account for the purpose of this subparagraph;

(b)form, join or participate in a “group” (as defined in the Exchange Act and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;

(c)act, alone or in concert with others, to seek to control or influence the management, the Board of Directors or policies of the Company;

(d)take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this Section 6.4;

(e)agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in clause “(a)”, “(b)”, “(c)” of this Section 6.4;

(f)assist, induce or encourage any other Person to take any action of the type referred to in clause “(a)”, “(b)”, “(c)”, or “(d)” of this Section 6.4;

(g)enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or

(h)request or propose that the Company amend, waive or consider the amendment or waiver of any provision set forth in this Section 6.4.

Notwithstanding the foregoing, it is understood and agreed that Purchaser shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 6.4, and Purchaser may initiate private discussions with, and submit proposals confidentially to, the Chief Executive Officer of the Company regarding a transaction otherwise prohibited by this Section 6.4; provided, however, that any such proposal shall be expressly conditioned on approval of the Board of Directors and will not reasonably be expected to require public disclosure.  For the purposes of this Agreement, the “Standstill Termination Date” shall mean the first to occur of: (i) [**]; (ii) the date one (1) year following the effective date of the termination of the Collaboration Agreement; and (iii) the seventh anniversary of the Effective Date (with “Regulatory Approval,” “FDA,” “Licensed 217 Product,” and “MDD” having the definitions given them in the Collaboration Agreement).

6.5Voting Agreement.

(a)If the Company and its Chief Executive Officer and/or Chief Operating Officer, in their capacities as officers of the Company (each, a “Proxyholder” and, collectively, the “Proxyholders”), instruct Purchaser and/or any of its Permitted Transferees in writing to vote in favor of, or against, any matter, action, ratification or other event for which approval of the holders of the Company’s stock is sought (either by vote or written consent) or upon which such holders are otherwise entitled to vote, including the election of directors, but excluding any Extraordinary Matter (as defined below) (collectively, a “Company Stockholder Matter”), then Purchaser, after receiving proper notice of any meeting of stockholders of the Company related to such Company Stockholder Matter (or, if no notice is required or such notice is properly waived, after notice from a Proxyholder is given), will, and will cause any Permitted Transferees to, (i) be present, in person or by proxy, as a holder of Shares at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and (ii) vote (in person, by proxy or by action by written consent, as applicable) all Shares as to which Purchaser or Permitted Transferee, as applicable, has beneficial ownership or as to which Purchaser or Permitted Transferee otherwise exercises voting or dispositive authority in the manner directed by a Proxyholder.

(b)Extraordinary Matters. Purchaser and any Permitted Transferee may vote or execute a written consent with respect to, any or all of the voting securities of the Company as to which it is entitled to vote or execute a written consent, as it may determine in its sole discretion, with respect to the following matters, if presented to the Company’s stockholders for approval (each such matter being an “Extraordinary Matter”):

(i)any transaction which would result in a Change of Control of the Company;

(ii)any issuance of Common Stock that represents more than 20% of the then-outstanding Common Stock;

(iii)the entry into any licensing, partnering, partnership, collaboration, research and development, joint venture or other commercial agreement;

(iv)the payment of any dividends to any class of stockholders of the Company; and

(v)any liquidation or dissolution of the Company.

(c)Appointment of Proxy.  To secure such obligations to vote the Shares in accordance with this Agreement and to comply with the other terms hereof, Purchaser hereby appoints, and shall cause each Permitted Transferee to appoint, each Proxyholder, or any of their designees, as such Person’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote or act by written consent with respect to all of such Person’s Shares in accordance with the provisions set forth in this Agreement, and to execute all appropriate instruments consistent with this Agreement on behalf of such Person. The proxy and power granted by Purchaser and each Permitted Transferee pursuant to this Section 6.5 are coupled with an interest and are given to secure the performance of such Person’s duties under this Agreement. Each such proxy and power will be irrevocable until the agreements contained in this Section 6.5 expire in accordance with Section 6.5(e). The proxy and power will survive the merger, consolidation, conversion or reorganization of Purchaser or such Permitted Transferee, as applicable, or any other entity holding any Shares.  For the avoidance of doubt, the proxy granted by this Section 6.5 shall not apply to any Extraordinary Matter.

(d)No Revocation.  The voting agreements contained in this Section 6.5 are coupled with an interest and may not be revoked prior to their expiration in accordance with Section 6.5(e).

(e)Expiration of Voting Agreement.  The agreements contained in this Section 6.5 will expire (i) in part, solely with respect to any Shares sold by Purchaser or a Permitted Transferee, as applicable, in an arm’s length sale to a non-Affiliate in compliance with this Agreement upon the execution of the sale of such Shares, and (ii) as a whole on the earliest to occur of:

(i)the [**] year anniversary of the Effective Date;

(ii)the Standstill Termination Date;

(iii)the date on which the beneficial ownership of the Purchaser and its Affiliates collectively falls below [**]% of the shares of the Company’s then-outstanding Common Stock;

(iv)a Change of Control;

(v)any liquidation or dissolution of the Company; and

(vi)the date the Collaboration Agreement is terminated.

6.6Commercially Reasonable Efforts. Each Party will use its commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Sections 4 through 7 (inclusive) of this Agreement.

6.7Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Principal Market for so long as the Purchaser holds Registrable Shares.

6.8Tax Treatment.  Each Party agrees that the Purchase Price is being paid in exchange for the Shares in a transaction described in Section 1032 of the Internal Revenue Code of 1986, as amended (and any analogous state or local tax law) and neither Party will take a position inconsistent with such treatment.

7.ADDITIONAL COVENANTS

7.1Definitions.  The following terms shall apply with respect to this Section 7 and as used elsewhere in this Agreement:

(a)“Affiliate” means, with respect to a Person, any other Person that (directly or indirectly) controls, is controlled by, or is under common control with, such Person, whether now or in the future.  For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, fifty percent (50%) or more of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct, or cause the direction of, the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.  The Parties acknowledge that in the case of certain entities organized under the Laws of certain countries outside the United States, the maximum percentage ownership permitted by Law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage will be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity.   For clarity, a Person may be or become an Affiliate of another Person and may cease to be an Affiliate of such Person, in each case, during the Term of this Agreement.

(b)“Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in Massachusetts, United States.

(c)“DOJ” means the U.S. Department of Justice.

(d)“FTC” means the United States Federal Trade Commission or any successor agency thereto.

(e)“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

(f)“HSR Conditions” means the following collective conditions, to the extent applicable: (a) any applicable mandatory waiting period under the HSR Act will have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary, or permanent) prohibiting consummation of the transaction contemplated by this Agreement or the Collaboration Agreement or any material portion hereof will be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of the Collaboration Agreement or this Agreement will be pending.

(g)“HSR Filing” means filings with the FTC and the Antitrust Division of DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the relevant subject matter of the Collaboration Agreement or this Agreement, together with all required documentary attachments thereto.

(h)“Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority).

(i)“Third Party” means any Person other than Purchaser, the Company or their respective Affiliates.

7.2HSR Filings.   The Company and Purchaser will each file any required HSR Filings with the FTC and the Antitrust Division of the DOJ under the HSR Act with respect to the subject matter of the transactions contemplated hereby within ten (10) Business Days following the Effective Date. The Parties will (i) cooperate with one another to the extent necessary in the preparation and execution of all documents that are required to be filed pursuant to the HSR Filings; and (ii) seek early termination of the applicable waiting period.  Each Party will be responsible for its own costs and expenses associated with any required HSR Filings.  One-half of any filing fees incurred by either Party in connection with the HSR Filings shall be paid by each of the Company and Purchaser.

7.3Efforts.  The Company and Purchaser each agree to use reasonable efforts to secure, and not to take any action reasonably expected to have the effect of delaying, impairing, or impeding, the early termination or expiration of any waiting periods under the HSR Act for the transactions contemplated hereby. The Parties will each cooperate reasonably with one another in connection with resolving any inquiry or investigation by the DOJ or FTC relating to their respective HSR Filings or the transactions contemplated hereby. To the extent permitted under applicable Law and by the applicable governmental authorities, the Parties shall (a) provide each other reasonable advance written notice of any meetings or telephone conferences with a Governmental Authority under the HSR Act relating to the transactions contemplated hereby, and (b) if permitted by Law, permit each other to attend and participate in those meetings and telephone conferences.  Each Party shall (i) provide the other with reasonable opportunity to review and comment on any written submissions, and shall consider comments in good faith, and (ii) keep the other Party reasonably apprised of the status of any communications with, and any inquiries or requests for information from, any Governmental Authority under the HSR Act, regardless of whether such other Party declines to participate in any meetings or telephone conferences;

provided that neither Party will be obligated to disclose to the other Party any commercially sensitive or privileged information, and to the extent the Parties agree to share information of this nature, such exchange and review will be limited to the Parties’ outside counsel only. Notwithstanding any provision to the contrary set forth in this Agreement, nothing in this Agreement will require either Party or any of its Affiliates to disclose to the other Party or any of its Affiliates any information that is subject to obligations of confidentiality or non-use owed to Third Parties.

7.4No Antitrust Undertakings.  Notwithstanding anything to the contrary in this Agreement, the term “reasonable efforts” as used in this Section 7 does not require that either Party (a) offer, negotiate, commit to, or effect, by consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, or other disposition of any capital stock, assets, rights, products or businesses of such Party or any of its Affiliates, (b) agree to any restriction on the activities of such Party or any of its Affiliates, or (c) pay any material amount, or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order, or other order in any suit, or proceeding that would otherwise have the effect of preventing or delaying any of the transactions contemplated by this Agreement.

8.SURVIVAL OF REPRESENTATIONS

All representations and warranties made by a Party to this Agreement herein or pursuant hereto shall survive the Closing and the delivery of the Shares for a period of 12 months thereafter. All covenants and other agreements made by a Party to this Agreement herein or pursuant hereto shall survive until all obligations set forth therein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

9.TERMINATION

9.1Termination. This Agreement may be terminated at any time until the Closing:

(a)by the mutual written consent of Purchaser and the Company;

(b)by either the Company or Purchaser, upon written notice to the other, if the HSR Conditions have not been satisfied on or before the date that is six (6) months after the date of this Agreement; or

(c)by either Purchaser or the Company, upon written notice to the other, in the event that any court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the actions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable;

provided that the right to terminate this Agreement under Section 8.1(b) or (c) shall not be available to any Party if the failure of such Party to perform or comply with its obligations under this Agreement or the Collaboration Agreement has been the principal cause for the issuance of such order, decree, ruling or action.

9.2Automatic Termination. This Agreement shall terminate automatically in the event that the Collaboration Agreement is terminated prior to the Closing.

9.3Effect of Termination. In the event of any termination of this Agreement as provided in Section 8.1 and Section 8.2, this Agreement (other than Sections 2, 3, 6, 7 and 9, which shall remain in full force and effect in accordance with their terms) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any Party from liability for willful breach of this Agreement.

10.GENERAL

10.1Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties (including any permitted transferees of any Shares). Purchaser and the Company may not assign their respective rights or obligations under this Agreement, in whole or in part, except with the consent of the other Party; provided, however, that, after the Closing, Purchaser may assign this Agreement together with all of the Shares it then owns to any wholly-owned subsidiary and any such assignee may assign this Agreement together with all of the Shares it then owns to Purchaser or any other subsidiary wholly-owned by Purchaser. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

10.2Entire Agreement. This Agreement and the Collaboration Agreement and the documents, schedules and exhibits referred to herein or therein constitute the entire agreement between the Parties and supersede all prior communications, representations, understandings and agreements of the Parties with respect to the subject matter hereof and thereof, including, for the avoidance of doubt, the standstill provisions of the Confidentiality Agreement between the Company and Biogen Inc., dated as of [**], as amended on [**]. No Party shall be liable or bound to any other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All schedules and exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any Third Party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.3General Interpretation. The terms of this Agreement have been negotiated by the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the Party causing such instrument or any portion thereof to be drafted, or in favor of the Party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person.

10.4Injunctive Relief. Purchaser and the Company acknowledge and agree that monetary damages may be insufficient for any breach by Purchaser or the Company of any of their respective covenants in this Agreement. Accordingly, each Party agrees that in the event of any breach or threatened breach by the other Party of any provisions of this Agreement, the non-breaching Party be entitled to seek equitable relief in the form of an order to specifically perform or an injunction to prevent irreparable injury.

10.5Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the principles of conflicts of Law thereof.

10.6Jurisdiction. The Parties hereby irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement.

10.7Counterparts. This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement, and may be delivered to the other Party hereto by facsimile.

10.8Section Headings and References. The section headings contained herein are for the convenience of the Parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the Parties. When a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section or Exhibit of or to this Agreement unless otherwise indicated. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular has a comparable meaning when used in the plural, and vice versa. References to a Person are also to its successors and permitted assigns. References to an agreement are to such agreement as amended, restated, modified or otherwise supplemented, from time to time. The term “dollars” and “$” means United States dollars. The word “including” means “including without limitation” and the words “include” and “includes” have corresponding meanings.

10.9Severability. If any term of provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or Party thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 9.9, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

10.10Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt and (a) upon personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail (“E-mail”) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested and postage prepaid or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the address as set forth below or at such other address as Purchaser or the Company may designate by 10 days advance written notice to the Company (in the case of Purchaser) or Purchaser (in the case of the Company).

if to the Company:

Sage Therapeutics, Inc.

215 First St

Cambridge, MA 02142

Attention: Chief Operating Officer (E-mail: [**])

(with copy to) General Counsel (E-mail: [**])

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Stuart M. Falber and Rosemary G. Reilly

E-mail: stuart.falber@wilmerhale.com and rosemary.reilly@wilmerhale.com if to Purchaser:

Biogen MA Inc.225 Binney Street

Cambridge, MA 02142

Attention:  Chief Legal Officer

E-mail: [**]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street,

Boston, MA 02199

Attention:  Zachary Blume

E-mail: [**]

10.11Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each Party hereto (with respect to an amendment) and the written consent of each Party from whom a waiver is sought (with respect to a waiver). No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a Party to provide a waiver in the future except to the extent specifically set forth in writing.

10.12Persons Entitled to Benefits of Agreement. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.13Further Assurances. The Company and Purchaser shall use their commercially reasonable efforts, in the most expeditious manner practicable, to satisfy or cause to be satisfied the intent and purposes of this Agreement by executing and delivering such instruments, documents and other writings as may be reasonably necessary or desirable.

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IN WITNESS WHEREOF, the undersigned patties have duly executed this Stock Purchase Agreement effective as of the date first above written.

SAGE THERAPEUTICS, INC.	BIOGEN MA INC.
By:_/s/ Jeff Jonas, M.D._________________ Name: Jeff Jonas, M.D. Title: Chief Executive Officer	By:__/s/ Michel Vounatsos________________ Name: Michel Vounatsos Title: Chief Executive Officer